AMENDMENT TO THE
ADVISORS SERIES TRUST
AMENDED AND RESTATED CUSTODY AGREEMENT

    THIS AMENDMENT dated as of the 3rd day of June, 2021, to the Amended and Restated Custody Agreement, dated as of December 6, 2012, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series listed on Amended Exhibit AA attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

    WHEREAS, the parties have entered into a Custody Agreement; and

    WHEREAS, the parties desire to amend the series of the Trust to add the Pzena International Value Fund; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit AA is hereby superseded and replaced with Exhibit AA attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST            U.S. BANK N.A.

By: ______________________________        By: ________________________________

Name: Jeff Raumann                Name: _____________________________

Title:    President                    Title: Senior Vice President

Exhibit AA to the Separate Series of Advisors Series Trust Amended and Restated Custody Agreement

Name of Series                          Date Added
Pzena Mid Cap Value Fund                         On or after March 20, 2014
Pzena Emerging Markets Value Fund                    On or after March 20, 2014
Pzena Long/Short Value Fund                        On or after March 20, 2014
Pzena Small Cap Value Fund      On or after March 9, 2016
Pzena International Small Cap Value Fund                On or after June 14, 2018
Pzena International Value Fund                        On or after June 3, 2021

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at March, 2014

Annual Fee Based Upon Market Value Per Fund*
0.75 basis point on average daily market value
Minimum annual fee per fund - $[ ]
Plus portfolio transaction fees

Portfolio Transaction Fees
$[ ] /book entry DTC transaction/Federal Reserve transaction/principal paydown
$[ ] /U.S. Bank repo agreement transaction
$[ ] /short sale
$[ ] /option/future contract written, exercised or expired
$[ ] /mutual fund trade/Fed wire/margin variation Fed wire
$[ ] /physical transaction
$[ ] /segregated account per year

•A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Adviser’s Signature is not required as fees are not changing.

Amended Exhibit AA (continued) to the Separate Series of Advisors Series Trust Amended and Restated Custody Agreement

Global Sub-Custodial Services Annual Fee Schedule at March, 2014

Country	Instrument	Safekeeping (BPS)	Transaction fee	Country	Instrument	Safekeeping (BPS)	Transaction fee	Country	Instrument	Safekeeping (BPS)	Transaction fee
Australia	All	[ ]	$[ ]	Greece	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
Argentina	All	[ ]	$[ ]	Hong Kong	All	[ ]	$[ ]	Palestinian Autonomous Area*	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Hungary	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Iceland	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	India	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Indonesia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Ireland	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Israel	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Italy	All	[ ]	$[ ]	Russia	Equities	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Jamaica*	All	[ ]	$[ ]	Russia	MINFINs	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Japan	All	[ ]	$[ ]	Serbia*	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Jordan	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Kazakhstan	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Kenya	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
China "A" Shares	All	[ ]	$[ ]	Latvia	Equities	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
China "B" Shares	All	[ ]	$[ ]	Latvia	Bonds	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Cyprus*	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]	Trinidad & Tobago*	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Euromarkets*	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
								Venezuela	All	[ ]	$[ ]
								Vietnam*	All	[ ]	$[ ]
								Zambia	All	[ ]	$[ ]
*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**Tiered by market value less than $5 billion: 1bp, greater than $5 billion and less than $10 billion: .50 bps.

Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.
•1-25 foreign securities: $[ ]
•26-50 foreign securities: $[ ]
•Over 50 foreign securities: $[ ]
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:
•3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[ ].

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[ ] per claim.

Out of Pocket Expenses
◦Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
◦A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
◦SWIFT reporting and message fees.
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